UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 __________________________________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 14, 2026
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AGNC INVESTMENT CORP.
(Exact name of registrant as specified in its charter)
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Delaware	001-34057	26-1701984
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
7373 Wisconsin Avenue, 22nd Floor
Bethesda, Maryland 20814
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(301) 968-9300

N/A
(Former name or former address, if changed since last report)
 __________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, par value $0.01 per share	AGNC	The Nasdaq Global Select Market
Depositary shares of 7.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCN	The Nasdaq Global Select Market
Depositary shares of 6.875% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCM	The Nasdaq Global Select Market
Depositary shares of 6.50% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCO	The Nasdaq Global Select Market
Depositary shares of 6.125% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCP	The Nasdaq Global Select Market
Depositary shares of 7.75% Series G Fixed-Rate Reset Cumulative Redeemable Preferred Stock	AGNCL	The Nasdaq Global Select Market
Depositary shares of 8.75% Series H Fixed-Rate Cumulative Redeemable Preferred Stock	AGNCZ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02. Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.
The Board of Directors (the “Board”) of AGNC Investment Corp. (the “Company”) increased the size of the Board from nine to ten members and appointed Morris A. Davis to the Board, effective January 12, 2026, to a term that continues until the Company’s 2026 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Dr. Davis was elected to the Compensation and Corporate Governance Committee of the Board.

Dr. Davis is the Paul V. Profeta Chair of Real Estate and Professor of Finance and Economics at Rutgers Business School, where he also serves as the Academic Director of the Center for Real Estate. He is also a Visiting Scholar of the Opportunity and Inclusive Growth Institute of the Federal Reserve Bank of Minneapolis and a Visiting Scholar at the Federal Reserve Bank of Chicago. A leading expert on housing markets, real estate finance, and urban economics, he previously held the James A. Graaskamp Chair at the University of Wisconsin-Madison and worked as an economist at the Federal Reserve Board. In 2025, Dr. Davis was the Chief Housing Economist at the Council of Economic Advisors to the President. He is a sought-after commentator and lecturer on U.S. housing and macroeconomic trends, and his research, cited over 5,400 times, has appeared in top academic journals. Dr. Davis also serves on the Board of Directors of BOXABL Inc. He holds a Ph.D. in Economics from the University of Pennsylvania. Dr. Davis previously served on the Company’s Board from May 2008 to March 2025, when he resigned from his position to join the Council of Economic Advisors to the President as Chief Housing Economist.

Dr. Davis will participate in the non-employee director compensation arrangements established by the Company for non-employee directors. The Company will enter into its standard form of indemnification agreement with Dr. Davis, substantially in the form filed herewith. There are no arrangements or understandings between Dr. Davis and any other person pursuant to which he was appointed as a director, nor are there any family relationships between Dr. Davis and any other executive officer or director of the Company. Dr. Davis is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGNC INVESTMENT CORP.

Dated: January 14, 2026	By:	/s/ Kenneth Pollack
Kenneth L. Pollack
Executive Vice President, Chief Compliance Officer, General Counsel and Secretary